As filed with the Securities and Exchange Commission on September 21, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	27-0659371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1675 Broadway, Suite 1950
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	New York Stock Exchange
Warrants to purchase Common Stock	New York Stock Exchange
Title of each class to be so registered	Name of each exchange on which
each class is to be registered
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
     Securities Act Registration Statement file number to which this form relates: 333-161076
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     For a description of the common stock, par value $0.0001 per share (“Common Stock”), of Resolute Energy Corporation (the “Registrant”) and the warrants to purchase Common Stock (the “Warrants”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-161076), originally filed with the Securities and Exchange Commission on August 6, 2009, as subsequently amended, and in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on September 15, 2009, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.
     See exhibit index.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
     Date: September 21, 2009.

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
	Name:	James M. Piccone
	Title:	President

EXHIBIT INDEX

Exhibit No.
3.1
Amended and Restated Certificate of Incorporation of Resolute Energy Corporation (incorporated by reference to Exhibit 3.2 to the pre-effective Registration Statement on Form S-4 of Resolute Energy Corporation filed on August 6, 2009).

3.2
Amended and Restated Bylaws of Resolute Energy Corporation (incorporated by reference to Exhibit 3.4 to the pre-effective Registration Statement on Form S-4 of Resolute Energy Corporation filed on August 6, 2009).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the pre-effective Registration Statement on Form S-4 of Resolute Energy Corporation filed on September 8, 2009).

4.2	Specimen Warrant certificate (incorporated by reference to Exhibit 4.2 to the pre-effective Registration Statement on Form S-4 of Resolute Energy Corporation filed on August 31, 2009).

4.3
Warrant Agreement between Resolute Energy Corporation and Continental Stock Transfer and Trust Company (incorporated by reference to Annex D to the pre-effective Registration Statement on Form S-4 of Resolute Energy Corporation filed on September 14, 2009).

4